                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant: [X]

Filed by a Party other than the Registrant: [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                            Lindsay Manufacturing Co.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

             -------------------------------------------------------------------

         (2) Aggregate number of securities to which transaction applies:

             -------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

             -------------------------------------------------------------------

         (4) Proposed maximum aggregate value of transaction:

             -------------------------------------------------------------------

         (5) Total fee paid:

             -------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:

             -------------------------------------------------------------------

         (2) Form, Schedule or Registration Statement No.:

             -------------------------------------------------------------------

         (3) Filing Party:

             -------------------------------------------------------------------

         (4) Date Filed:

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
                            LINDSAY MANUFACTURING CO.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                FEBRUARY 9, 2005

         The Annual Meeting of Stockholders of Lindsay Manufacturing Co. (the "Company") will be held at the Company's corporate office, 2707 North 108th Street, Suite 102, Omaha, Nebraska, on Wednesday, February 9, 2005, at 8:30 a.m., Central Standard Time, for the following purposes:

         (1) To elect two (2) directors who shall have terms ending in 2008.

         (2) To ratify the appointment of KPMG LLP as the independent auditor for the Company for the fiscal year ending August 31, 2005.

         (3) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         Enclosed herewith is a Proxy Statement setting forth information with respect to the election of directors and the ratification of the appointment of independent auditors.

         Only stockholders holding shares of Common Stock of record at the close of business on December 29, 2004 are entitled to notice of, and to vote, at the meeting.

         Stockholders, whether or not they expect to be present at the Annual Meeting, are requested to sign and date the enclosed proxy which is solicited on behalf of the Board of Directors and return it promptly in the envelope enclosed for that purpose. Any person giving a proxy has the power to revoke it at any time, and stockholders who are present at the Annual Meeting may withdraw their proxies and vote in person.

                                       By Order of the Board of Directors

                                       /s/ Bruce C. Karsk
                                       -----------------------------------
                                       Bruce C. Karsk, Secretary

                                       Omaha, Nebraska
                                       December 29, 2004

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION FOR PROXIES TO ENSURE A QUORUM AT THE ANNUAL MEETING.

                            LINDSAY MANUFACTURING CO.
                       2707 North 108th Street, Suite 102
                              Omaha, Nebraska 68164

                              --------------------

                                 PROXY STATEMENT
                                      for
                         ANNUAL MEETING OF STOCKHOLDERS
                                       of
                                  COMMON STOCK

         This Proxy Statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of Lindsay Manufacturing Co. (the "Company") to be held on Wednesday, February 9, 2005 at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The principal executive offices of the Company are at 2707 North 108th Street, Suite 102, Omaha, Nebraska 68164. This Proxy Statement and the proxy cards are first being mailed to stockholders on or about January 6, 2005.

         Only holders of Common Stock of record at the close of business on December 29, 2004 are entitled to vote at the Annual Meeting. At the record date, there were 11,778,185 shares of Common Stock which were issued and outstanding. Each share of Common Stock is entitled to one vote upon each matter to be voted on at the Annual Meeting. Stockholders do not have the right to cumulate votes in the election of directors.

         The accompanying proxy is solicited on behalf of the Board of Directors of the Company and is revocable at any time before it is exercised by written notice of termination given to the Secretary of the Company or by filing with him a later-dated proxy. Furthermore, stockholders who are present at the Annual Meeting may withdraw their proxies and vote in person. All shares of the Company's Common Stock represented by properly executed and unrevoked proxies will be voted by the Board of Directors of the Company in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted "FOR" each of the proposals set forth in this Proxy Statement for consideration at the Annual Meeting. Shares of Common Stock entitled to vote and represented by properly executed, returned and unrevoked proxies will be considered present at the meeting for purposes of determining a quorum, including shares with respect to which votes are withheld, abstentions are cast or there are broker nonvotes.

VOTING SECURITIES AND BENEFICIAL OWNERSHIP
THEREOF BY PRINCIPAL STOCKHOLDERS,
DIRECTORS AND OFFICERS

         The following table sets forth, as of December 15, 2004, the beneficial ownership of the Company's Common Stock by each director, by each nominee to become a director, by each of the executive officers named in the Summary Compensation Table, and by all present executive officers and directors of the Company as a group. The shares beneficially owned by executive officers and directors of the Company include approximately 2.5% of the total shares outstanding on the record date and entitled to vote at the Annual Meeting. The Board of Directors believes that all of these shares will be present at the Annual Meeting and will be voted "FOR" each proposal being considered at the Annual Meeting. In addition, executive officers and directors are deemed to beneficially own shares which they may acquire upon the exercise of vested stock options or options that will vest within 60 days of the record date. These shares are not outstanding and may not be voted at the Annual Meeting. The following table also sets forth the beneficial ownership of the Company's Common Stock by each other person believed by the Company to beneficially own more than 5% of the outstanding shares of the Company's Common Stock:

                                                                                NUMBER OF SHARES         PERCENT
                                      NAME                                    BENEFICIALLY OWNED(1)      OF CLASS
                                      ----                                    ---------------------      --------
DIRECTORS AND EXECUTIVE OFFICERS
Howard G. Buffett, Director ...............................................         56,820 (2)               *
Michael N. Christodolou, Director and Chairman of the Board ...............         35,682 (2)               *
Larry H. Cunningham, Director .............................................         26,324 (2)               *
J. David McIntosh, Director ...............................................         16,137 (2)               *
Michael C. Nahl, Director .................................................          5,062 (2)               *
William F. Welsh II, Director .............................................         28,224 (2)               *
Richard W. Parod, Director, President and Chief Executive   Officer .......        253,100 (2)              2.1
Bruce C. Karsk, Executive Vice President, Treasurer and Secretary .........        157,106 (2)              1.3
Douglas J. Twyford, Vice President -- International Sales .................          3,000 (2)               *
Matthew T. Cahill, Vice President -- Manufacturing ........................         16,500 (2)               *
Dirk A. Lenie, Vice President of Marketing ................................         16,600 (2)               *
All executive officers and directors as a group
  (15 persons) ............................................................        816,131 (2)              6.6
OTHER SHAREHOLDERS
T. Rowe Price Associates, Inc. (3) ........................................      1,524,050 (8)             12.9
The TCW Group, Inc. (4) ...................................................      1,230,033 (8)             10.4
Third Avenue Management LLC (5) ...........................................        954,700 (8)              8.1
Gary D. Parker (6) ........................................................        670,441 (8)              5.7
Barclays Global Investors, N.A.  (7) ......................................        593,239 (8)              5.0

-------------------------
*        Represents less than 1% of the outstanding Common Stock of the Company.

(1) Each stockholder has sole voting and investment power over the shares he beneficially owns, and all such shares are owned directly by the individual or their spouse unless otherwise indicated.

(2)      Includes 55,684, 35,436, 21,262, 11,137, 5,062, 18,224, 249,000, 9,000,
         3,000, 16,500, 16,500 and 515,805 shares which may be acquired currently or within 60 days of December 15, 2004 pursuant to the exercise of options by Messrs. Buffett, Christodolou, Cunningham, McIntosh, Nahl, Welsh, Parod, Karsk, Twyford, Cahill and Lenie and the executive officers and directors as a group, respectively.

(3)      100 E. Pratt Street, Baltimore, Maryland 21202.

(4)      865 South Figueroa Street, Los Angeles, California 90017.

(5)      622 Third Avenue, New York, New York 10017.

(6) 6272 Country Club Drive, Columbus, Nebraska 68601. Mr. Parker is a former Chairman and Chief Executive Officer of the Company. Excludes 45,566 shares held by Joanne E. Parker, spouse, for which Mr. Parker disclaims beneficial ownership.

(7)      45 Fremont Street, San Francisco, California 94105.

(8) Based on Schedules 13D, 13F and 13G reports filed with the Securities and Exchange Commission with respect to the Company's Common Stock. Mr. Parker's beneficial ownership is based on his Schedule 13G dated as of December 31, 2003. All other beneficial ownership information for the Other Shareholders is based on Schedules 13F dated as of September 30, 2004.

SECTION 16(A) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

         The rules of the Securities and Exchange Commission require the Company to disclose the identity of directors and executive officers and of beneficial owners of more than 10% of the Company's Common Stock who did not file on a timely basis reports required by Section 16 of the Securities Exchange Act of 1934. Based solely on review of copies of those reports received by us, or written representations from reporting persons, the Company believes that all directors, executive officers and 10% beneficial owners complied with all filing requirements applicable to them during Fiscal 2004.

                              ELECTION OF DIRECTORS

         The Board of Directors, upon recommendation made by the Corporate Governance and Nominating Committee, has nominated Michael N. Christodolou and
J. David McIntosh to serve as directors for additional three-year terms. Messrs. Christodolou and McIntosh have each expressed an intention to serve, if elected, and the Board of Directors knows of no reason why either of them might be unavailable to continue to serve, if elected. If either Messrs. Christodolou or McIntosh is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Board of Directors may recommend. There are no arrangements or understandings between Messrs. Christodolou or McIntosh and any other person pursuant to which they were nominated to serve on the Board of Directors.

         The election of a director requires the affirmative vote of a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote. Consequently, votes withheld and broker nonvotes with respect to the election of the director will have no impact on the election of the director. Proxies submitted pursuant to this solicitation will be voted, unless specified otherwise, for the election of Messrs. Christodolou and McIntosh. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF MESSRS. CHRISTODOLOU AND MCINTOSH.

BOARD OF DIRECTORS AND COMMITTEES

         The following table sets forth certain information regarding the directors of the Company. The Board of Directors has determined that each of Messrs. Christodolou (Chairman), McIntosh, Cunningham, Buffett, Welsh and Nahl are independent directors of the Company under the listing standards adopted by the New York Stock Exchange. All members of the Board of Directors have held the positions with the companies (or their predecessors) set forth under "Principal Occupation" for at least five years, unless otherwise indicated.

                                                      PRINCIPAL                        DIRECTOR           TERM TO
    NAME                       AGE                    OCCUPATION                        SINCE             EXPIRE
    ----                       ---                    ----------                        -----             ------
                                                      NOMINEES

Michael N. Christodolou         43    Founder and Manager of Inwood Capital              1999              2005
                                      Management, L.L.C. (1)
J. David McIntosh               61    Retired Executive Vice President of The            2002              2005
                                      Toro Company (2)

                                           DIRECTORS CONTINUING IN OFFICE

Larry H. Cunningham             60    Retired Senior Vice President, Corporate           2000              2006
                                      Affairs for Archer Daniels Midland Company
                                      (3)

Richard W. Parod                51    President and Chief Executive Officer of           2000              2006
                                      Lindsay Manufacturing Co. (4)

Howard G. Buffett               50    President of BioImages and President of            1995              2007
                                      Buffett Farms (5)

William F. Welsh II             63    Retired Chairman of Election Systems &             2001              2007
                                      Software  (6)

Michael C. Nahl                 62    Senior Vice President and Chief Financial          2003              2007
                                      Officer of Albany International Corp. (7)

---------------------------
(1) Mr. Christodolou founded Inwood Capital Management, L.L.C., which serves as the general partner of a number of investment partnerships, in May 2000. From 1993 to 1999, Mr. Christodolou was Director of Equity Investments of Barbnet Investment Co. (formerly known as Thomas M. Taylor & Co.), an investment consulting firm providing services to various entities associated with certain members of the Bass Family of Fort Worth, Texas. Mr. Christodolou joined Thomas
M. Taylor & Co. in 1988 as an investment analyst.

(2) Mr. McIntosh served as Group Vice President of Professional and International Business Divisions of The Toro Company from 1996 until August 1998 when he was appointed Executive Vice President. Mr. McIntosh had been employed by The Toro Company for 26 years prior to retiring on January 31, 2002. Mr. McIntosh currently serves on the Board of Directors for Health Tech Solutions, Inc., the Johnson Institute Foundation and is Chairman of StylePointe, LLC.

(3) Prior to joining Archer Daniels Midland Company in 1993, Mr. Cunningham was employed by A.E. Staley Manufacturing Company from 1965 to 1990. Mr. Cunningham has served on the Board of Trustees for Millikin University and the James Millikin Trust.

(4) Prior to joining the Company in April of 2000, Mr. Parod was the Vice President and General Manager of Toro Irrigation, a division of The Toro Company, from 1997 to March 2000. From 1993 to 1997, he was an executive officer of James Hardie Irrigation, serving as President from 1994 to 1997.

(5) From 1996 to 2001, Mr. Buffett served as Chairman of the Board of Directors of The GSI Group. Mr. Buffett was Corporate Vice President, Assistant to the Chairman and director of Archer Daniels Midland Company from 1992 to 1995 and a County Commissioner of Douglas County, Nebraska from 1989 to 1992. Mr. Buffett is also a director of Berkshire Hathaway, Inc. and ConAgra Foods, Inc.

(6) From 1995 to 2000, Mr. Welsh was President and Chief Executive Officer of Election Systems & Software. From 2000 to October 31, 2003, Mr. Welsh served as Chairman of Election Systems & Software. Mr. Welsh remains as a director of Election Systems & Software and is also Chairman and a director of Ballantyne of Omaha, Inc.

(7) Mr. Nahl joined Albany International Corp. in 1981 as Group Vice President, Corporate and was appointed to his current position in 1983. Mr. Nahl is a director of GrafTech International Ltd. and serves on the Regional Advisory Board of JPMorgan Chase.

         Information regarding executive officers of the Company is found in the Company's Annual Report which has been supplied with this Proxy Statement.

         The Board of Directors operates pursuant to the provisions of the Company's certificate of incorporation and bylaws as well as a set of Corporate Governance Principles which address a number of items, including the qualifications for serving as a director, the responsibilities of directors and board committees and the compensation of directors. The Company has adopted a Code of Ethical Conduct that applies to the Chief Executive Officer, Chief Financial Officer and Corporate Controller, as required by Section 406 of the Sarbanes Oxley Act of 2002. Additionally, the Board has revised its Code of Business Conduct and Ethics for all persons associated with the Company, including its directors, officers and employees, to comply with the listing standards adopted by the New York Stock Exchange. Both of these codes and the Company's Corporate Governance Principles are available on the Company's website at http://www.lindsaymanufacturing.com and are available in print to any stockholder who submits a request in writing to the Secretary of the Company.

         The Board of Directors conducts its business through meetings and actions taken by written consent in lieu of meetings. During the fiscal year ended August 31, 2004, the Board of Directors held nine meetings. Each director attended at least 75% of the aggregate meetings of the Board of Directors and of the committees of the Board of Directors on which he served during fiscal 2004.

         The Company's non-management directors normally meet in executive session at each regularly scheduled Board meeting. The Chairman of the Board, currently Mr. Christodolou, an independent outside director, is the presiding director at each executive session of the Board of Directors.

         The Board of Directors has established an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee.

         AUDIT COMMITTEE. The primary purpose of the Audit Committee is to assist the Board of Directors in the oversight of (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independent auditor's qualifications and independence, and (iv) the performance of the Company's internal audit function. The Audit Committee is responsible for selecting, compensating and evaluating the Company's independent auditor. Specific functions performed by the Audit Committee include reviewing periodically with independent auditors the performance of the services for which they are engaged, reviewing the scope of the annual audit and its results, reviewing the Company's annual financial statements and quarterly financial statements with management and the independent auditor, reviewing the scope and results of the Company's internal auditing function, and reviewing the adequacy of the Company's internal accounting controls with management and auditors. The Audit Committee operates under a written charter adopted by the Board of Directors which is available on the Company's website at http://www.lindsaymanufacturing.com and is available in print to any stockholder who submits a request in writing to the Secretary of the Company.

         The Audit Committee is comprised of Directors Welsh (Chairman), Christodolou, McIntosh and Nahl, each of whom has been determined to be independent by the Board of Directors under the rules of the Securities and Exchange Commission and under the listing standards adopted by the New York Stock Exchange. In addition, the Board of Directors has determined that each of Messrs. Christodolou, Nahl and Welsh qualify as "audit committee financial experts" under the rules of the Securities and Exchange Commission. Mr. Cunningham, who has also been determined to be independent, served on the Audit Committee until January 21, 2004. The Audit Committee held twelve meetings during fiscal 2004.

         COMPENSATION COMMITTEE. The Compensation Committee reviews and approves the Company's compensation policies, benefit plans, employment agreements, salary levels, bonus payments, and awards pursuant to the Company's management incentive plans for its officers. It also reviews compensation for directors and recommends changes to the Board. The Compensation Committee is specifically responsible for determining the compensation of the Company's Chief Executive Officer and conducts an annual performance evaluation of the Chief Executive Officer. The Compensation Committee operates under a written charter adopted by the Board of Directors which is available on the Company's website at http://www.lindsaymanufacturing.com and is available in print to any stockholder who submits a request in writing to the Secretary of the Company.

         The Compensation Committee is comprised of Directors Cunningham (Chairman), Christodolou, McIntosh and Welsh, each of whom has been determined to be independent by the Board of Directors under the listing standards adopted by the New York Stock Exchange. The Committee held eight meetings during fiscal 2004.

         CORPORATE GOVERNANCE AND NOMINATING COMMITTEE (PREVIOUSLY NAMED NOMINATING COMMITTEE). The Corporate Governance and Nominating Committee is responsible for making recommendations to the Board of Directors of persons to serve as directors of the Company and as chairmen and members of committees of the Board of Directors and for reviewing and recommending changes in the general Corporate Governance Principles of the Company. It also oversees the annual evaluation by the Board of Directors to determine whether the Board and its committees are functioning effectively. The Corporate Governance and Nominating Committee operates under a written charter adopted by the Board of Directors which is available on the Company's website at http://www.lindsaymanufacturing.com and is available in print to any stockholder who submits a request in writing to the Secretary of the Company.

         The Corporate Governance and Nominating Committee identifies nominees to serve as director of the Company primarily through suggestions made by directors, management and stockholders. The Corporate Governance and Nominating Committee will consider director nominees for next year's annual meeting recommended by stockholders which are submitted in writing, complete with biographical and business experience information regarding the nominee, to the Secretary of the Company by September 8, 2005. Candidates for directors are evaluated based on their independence, character, judgment, diversity of experience, financial or business acumen, ability to represent and act on behalf of all shareholders, and the needs of the Board.

         The Corporate Governance and Nominating Committee is comprised of Directors Christodolou (Chairman), Buffett, Cunningham and Welsh, each of whom has been determined to be independent by the Board of Directors under the listing standards adopted by the New York Stock Exchange. The Committee held four meetings during fiscal 2004.

COMPENSATION OF DIRECTORS

         Directors who are not employees of the Company are paid $24,000 annually, plus $1,200 per day for attending meetings (including teleconference meetings of four hours or more) of the Board of Directors and $600 per day for other teleconference meetings of the Board of Directors or for attending any separate meetings of committees of the Board of Directors. In addition, if the Chairman is a non-employee director, he or she is paid $12,000 per year for serving in that capacity. The Chairman of the Audit Committee is paid $8,000 per year for serving as such Chairman. The Chairman of the Compensation Committee is paid $4,000 per year for serving as such Chairman. Directors are reimbursed for expenses they incur in attending meetings. Non-employee directors receive automatic awards of nonqualified options to purchase Common Stock under the Company's 2001 Amended and Restated Long-Term Incentive Plan. Continuing non-employee directors receive a fixed annual grant of options to purchase 5,062 shares of Common Stock on September 3 of each year. A new non-employee director will receive an initial grant of options to purchase 25,312 shares of Common Stock on the first September 3 occurring after he or she becomes a director. No other grants of stock options can be made to non-employee directors. In all cases, the exercise price for options granted to non-employee directors is equal to the closing price of the Common Stock on the date of the grant. Options granted to non-employee directors vest 20% per year over a five-year period. During fiscal 2004, the Company granted Mr. Nahl options to purchase 25,312 shares of Common Stock and each of Messrs. Buffett, Christodolou, Cunningham, McIntosh and Welsh options to purchase 5,062 shares of Common Stock, all at an exercise price of $23.05 per share.

COMPENSATION OF EXECUTIVE OFFICERS

         The following table sets forth information regarding the annual and long-term compensation awarded to, earned by, or paid by the Company and its subsidiaries to the Chief Executive Officer and the other four highest paid executive officers of the Company for services rendered during the three fiscal years ended August 31, 2004, 2003 and 2002.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM COMPENSATION
                                                                                       ----------------------

                                        ANNUAL COMPENSATION                         AWARDS               PAYOUTS
                                        -------------------                         ------               -------
          (A)              (B)      (C)         (D)           (E)             (F)             (G)          (H)             (I)
                                                                                          SECURITIES
                                                                           RESTRICTED     UNDERLYING
                                                          OTHER ANNUAL       STOCK         OPTIONS/       LTIP         ALL OTHER
   NAME AND PRINCIPAL              SALARY      BONUS     COMPENSATION(1)    AWARD(S)         SARS       PAYOUTS(2)   COMPENSATION(3)
        POSITION           YEAR     ($)         ($)           ($)             ($)            (#)           ($)             ($)
        --------           ----     ---         ---           ---             ---            ---           ---             ---
Richard W. Parod           2004    345,000      35,604         --              --           45,000           --           4,936
  President and Chief      2003    328,860     205,997         --              --           45,000           --           10,834
  Executive Officer        2002    312,946     196,940         --              --             --             --           6,011


Bruce C. Karsk             2004    197,000      9,239          --              --           7,500            --           17,820
  Executive Vice           2003    191,000      69,658         --              --           7,500            --           15,741
  President, Secretary     2002    184,904      67,211         --              --           7,500            --           14,916
  and Treasurer



Douglas J. Twyford         2004    170,000      31,297       67,212            --             --             --           6,350
  Vice President  --       2003    29,423       11,781         --              --           15,000           --           1,081
  International Sales      2002       --          --           --              --             --             --             --


Matthew T. Cahill          2004    147,500      24,057         --              --           7,500            --           8,072
  Vice President  --       2003    140,000      50,372         --              --           7,500            --           6,898
  Manufacturing            2002    129,904      48,503       26,975            --           7,500            --           4,954


Dirk A. Lenie              2004    150,000      11,550         --              --           7,500            --           5,091
  Vice President  --       2003    145,000      51,867         --              --           7,500            --           6,111
  Marketing                2002    140,885      51,916         --              --           7,500            --           4,251

-------------------

         (1) The amount reported for Mr. Twyford for fiscal 2004 consists of $66,811 of moving expenses and associated employment taxes related to the nondeductible portion of moving expenses and $401 for a fitness membership. The amount reported for Mr. Cahill for fiscal 2002 consists of $26,975 of moving expenses and associated employment taxes related to the nondeductible portion of moving expenses.

         (2) The Company does not have a long-term incentive plan as defined in
Item 402 of Regulation S-K under the Securities Exchange Act of 1934, as amended.

         (3) These amounts for fiscal 2004 consist of defined contributions and matching contributions for calendar year 2003 to the Company's defined contribution profit-sharing and 401(k) plan of $944, $7,355, $5,465, $5,441 and $2,105 for Messrs. Parod, Karsk, Twyford, Cahill and Lenie, respectively, and of fiscal 2004 premiums for supplemental life and disability insurance (and, in the case of Mr. Karsk, the value of split-dollar supplemental term life insurance) of $3,992, $10,485, $885, $2,631 and $2,986 for Messrs. Parod, Karsk, Twyford,
Cahill and Lenie, respectively.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

         The following table sets forth certain information relating to options granted during fiscal 2004 to executive officers of the Company whose compensation is reported in the Summary Compensation Table. All options were issued under the Company's 2001 Amended and Restated Long-Term Incentive Plan.

                                                                                                   POTENTIAL REALIZED
                                                                                                VALUE AT ASSUMED ANNUAL
                                                                                                  RATES OF STOCK PRICE
                                                                                                    APPRECIATION FOR
                                                                                                     OPTION TERM(2)
                                                                                                     --------------
           (A)                    (B)               (C)               (D)             (E)           (F)          (G)
                               NUMBER OF             %
                              SECURITIES          OF TOTAL
                              UNDERLYING        OPTIONS/SARS
                             OPTIONS/SARS        GRANTED TO     EXERCISE OR
                                GRANTED         EMPLOYEES IN     BASE PRICE      EXPIRATION
           NAME                  (#)(1)          FISCAL YEAR        ($/SH)           DATE         5%($)        10%($)
           ----                  ------          -----------        ------           ----         -----        ------
Richard W. Parod                45,000             29.6%            $25.77      April 22, 2014    $729,450    $1,848,150
Bruce C. Karsk                   7,500              4.9%            $25.77      April 22, 2014    $121,575     $308,025
Douglas J. Twyford                 --                --                --              --            --           --
Matthew T. Cahill                7,500              4.9%            $25.77      April 22, 2014    $121,575     $308,025
Dirk A. Lenie                    7,500              4.9%            $25.77      April 22, 2014    $121,575     $308,025

-------------------------

(1) The exercise price of all options granted during fiscal 2004 is equal to the fair market value of the Company's Common Stock on the date of grant. Each option expires ten years from the date of grant. No stock appreciation rights
(SARs) were granted during fiscal 2004.

(2) The dollar amounts set forth under these columns are the result of calculations of assumed annual rates of Common Stock price appreciation from the respective dates of the grant to the respective expiration dates of the options of 5% and 10%. These assumptions are not intended to forecast future price appreciation of the Company's Common Stock. The Company's stock price may increase or decrease in value over the time period set forth above.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

         The following table sets forth certain information concerning options exercised during fiscal 2004, the number of unexercised options and the value of unexercised options at the end of fiscal 2004 for the executive officers of the Company whose compensation is reported in the Summary Compensation Table.

           (A)                      (B)                   (C)                     (D)                        (E)

                                                                               NUMBER OF                 VALUE OF
                                                                              SECURITIES               UNEXERCISED
                                                                              UNDERLYING              IN-THE-MONEY
                                                                              UNEXERCISED             OPTIONS/SARS AT
                                                                             OPTIONS/SARS AT            FISCAL YEAR
                                                                           FISCAL YEAR END(#)           END($)(1)
                              SHARES ACQUIRED        VALUE REALIZED           EXERCISABLE/              EXERCISABLE/
           NAME                ON EXERCISE(#)           ($)(1)                UNEXERCISABLE            UNEXERCISABLE
           ----                --------------           ------                -------------            -------------
Richard W. Parod                     --                    --              249,000 / 191,000       $2,661,360 / $1,329,440
Bruce C. Karsk                       --                    --                9,000 / 21,000           $35,610 / $42,090
Douglas J. Twyford                   --                    --                3,000 / 12,000           $9,030 / $36,120
Matthew T. Cahill                    --                    --               16,500 / 26,000           $84,060 / $74,390
Dirk A. Lenie                        --                    --               16,500 / 26,000           $84,060 / $74,390

-------------------

(1) Based on the difference between the closing sale price of the Common Stock on August 31, 2004 and the related option exercise price.

EMPLOYMENT AGREEMENT

         The Company entered into an employment agreement with Richard Parod, its President and Chief Executive Officer, effective April 5, 2000, as amended on May 2, 2003 and December 22, 2004 (the "Agreement"). The term of the Agreement runs through April 5, 2007. Under the Agreement, Mr. Parod receives a base salary, subject to annual review and adjustment by the Compensation Committee of the Board of Directors, and is entitled to an annual incentive bonus with a target of 60% of his annual salary and an actual payout of 0% to 120% of his annual salary based on individual and/or Company performance.

         Under the terms of his employment agreement, Mr. Parod was granted a total of 350,000 non-qualified stock options in April 2000. The exercise price of these options is $14.00 per share, which was equal to the fair market value of the Company's Common Stock on the date of grant. Options for 300,000 shares granted to Mr. Parod become exercisable 20% per year beginning on April 5, 2001 through April 5, 2005. The remaining 50,000 options will become exercisable on
(i) the first day following completion of a 20 business day period during which the fair market value of the Company's Common Stock exceeds $40 per share provided the period occurs prior to April 5, 2005 or (b) April 5, 2009. All of Mr. Parod's options will vest immediately in the event of (a) a dissolution or liquidation of the Company, (b) a sale of substantially all the assets of the Company, (c) a merger or other combination involving the Company after which the owners of the Company immediately prior to such merger or combination own less than 50% of the outstanding shares of the Company, or (d) the acquisition of more than 50% of the Company's Common Stock by any person through a tender offer or otherwise. The options granted to Mr. Parod expire on April 5, 2010.

REPORT OF THE COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION

         The report is not deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission (the "SEC") or subject to the SEC's proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (the "1934 Act"), and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933 or the 1934 Act.

         The Compensation Committee of the Board of Directors is comprised of Larry H. Cunningham (as Chairman), Michael N. Christodolou, J. David McIntosh and William F. Welsh II, each of whom is an independent director of the Company under the rules adopted by the New York Stock Exchange. The Compensation Committee is responsible for setting policies with respect to compensation of the Company's executive officers.

         EXECUTIVE OFFICER COMPENSATION. The Compensation Committee endeavors to implement an executive compensation program that is effective in attracting, retaining and motivating the executive officers upon whom the Company relies to develop and implement its business strategy. The overall goal of the Company's compensation program is to maximize shareholder value. Accordingly, an important component of our compensation philosophy is to closely align the financial interests of the Company's executive officers with those of the shareholders.

         During fiscal 2004, the Company utilized a compensation package that provided its executive officers with a base salary, benefits and opportunities to receive performance bonuses as well as grants of stock options, under our existing incentive plans. Base salaries were established based on the executive officers' prior salary and our view of the base salary levels for executive officers with comparable positions and responsibilities in similar companies. The remaining portion of each executive officer's fiscal 2004 compensation was directly related to the success of the Company. This was accomplished in two ways.

         First, for fiscal 2004, the Company continued to use a management incentive plan (the "Incentive Plan") that directly correlates employee bonuses to the achievement of both corporate and individual performance objectives. The Compensation Committee originally engaged William M. Mercer, Incorporated, an international consulting company, to assist it in the development of the Incentive Plan. The Compensation Committee is responsible for approving objectives and otherwise administering the implementation of the Incentive Plan with respect to the executive officers. Under the Incentive Plan, a target bonus of 60% of base salary was established for the Chief Executive Officer, and a target bonus of 35% of base salary was established for the other Named Executive Officers. Achievement of corporate objectives relating to specific financial measures account for 80% of the total potential bonus paid to Named Executive Officers under the Incentive Plan. Individual performance objectives, tailored to each officer's area of responsibility, account for the remaining 20% of the total potential bonus under the Incentive Plan. Measurable performance objectives were established for each Named Executive Officer. Minimum "threshold" objectives levels must be achieved under the corporate and the individual component in order for any bonus to be earned under that component. Conversely, up to 200% of the target bonus amount may be paid if target objectives are significantly exceeded. The corporate objectives for fiscal 2004 included corporate operating income (COI) goals for all executive officers and, in addition, individual market financial performance (MFP) goals for certain executive officers. During fiscal 2004, the minimum "threshold" COI objective level was not achieved, so that no bonus was earned under this financial measure by any executive officer. However, two executive officers earned bonuses under their MFP objectives at 92% and 111%, respectively, of their target bonus amounts for this component. Bonuses were paid to executive officers under the individual component ranging between 67% and 110% of the target bonus amount for this component.

         Second, believing that significant ownership of Company stock serves to align management's interest with that of the Company's shareholders, executive officers who, in our opinion, have contributed and will contribute to the growth, development and financial success of the Company were awarded stock options. In order to motivate our executives to increase shareholder value, the exercise price of all stock options granted in fiscal 2004 was equal to market value of our Common Stock on the respective grant dates. Accordingly, these options will only have value if our shareholders also benefit from increasing share prices. In order to motivate the Company's executives to make a long-term commitment to the Company, stock options may not be exercised until they vest. All stock options granted in fiscal 2004 vest ratably over a five-year period. Until vested, these options are subject to forfeiture provisions if an executive officer leaves the Company.

         DISCUSSION OF 2004 COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER. As described above, the Compensation Committee is responsible for establishing total compensation for all executive officers, including Richard Parod, the Company's Chief Executive Officer. After considering various factors, including Mr. Parod's performance as Chief Executive Officer during fiscal 2004 and the increases in salary levels generally for chief executive officers of public manufacturing companies, the Compensation Committee determined to increase Mr. Parod's base salary by approximately 5% to $362,250, effective as of the beginning of fiscal 2005. During fiscal 2004, Mr. Parod participated in the Incentive Plan. He earned no bonus under the corporate component for fiscal 2004, since the minimum "threshold" COI objective level was not achieved, and this was the only corporate objective which applied to him. He achieved most of his target objectives under the individual component of the Incentive Plan and earned a bonus of 86% of the target bonus amount for this component, which resulted in a bonus for fiscal 2004 of $35,604, which was equal to approximately 10% of his base salary. Mr. Parod received a stock option award for 45,000 shares of Company common stock during fiscal 2004. The Compensation Committee determined that this grant represented a median market level award, based on survey data previously provided by Mercer Human Resource Consulting for long-term incentive awards to chief executive officers of similarly-sized durable manufacturing companies.

         COMPLIANCE WITH SECTION 162(M) OF THE INTERNAL REVENUE CODE. The current tax law imposes an annual, individual limit of $1 million on the deductibility of the Company's compensation payments to the chief executive officer and to the four most highly compensated executive officers other than the chief executive officer. Specified compensation is excluded for this purpose, including performance-based compensation, provided that certain conditions are satisfied. The Committee has determined to preserve, to the maximum extent practicable, the deductibility of all compensation payments to the Company's executive officers.

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. During fiscal 2004 there were no compensation committee interlocks and no insider participation in compensation decisions that were required to be reported under the rules and regulations of the Securities Exchange Act of 1934.

                                          Larry H. Cunningham, Chairman
                                          Michael N. Christodolou
                                          J. David McIntosh
                                          William F. Welsh II

REPORT OF THE AUDIT COMMITTEE

         The following report of the audit committee of Lindsay Manufacturing Co. (the "Company") shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall this report be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

         The Audit Committee is comprised of William F. Welsh II (as Chairman), Michael N. Christodolou, J. David McIntosh and Michael C. Nahl, each of whom is an independent director of the Company under the rules adopted by Securities and Exchange Commission and the New York Stock Exchange.

         The Company's management is responsible for the preparation of the Company's financial statements and for maintaining an adequate system of internal controls and processes for that purpose. KPMG LLP ("KPMG") acts as the Company's independent auditors and they are responsible for conducting an independent audit of the Company's annual financial statements in accordance with generally accepted auditing standards and issuing a report on the results of their audit. The Audit Committee is responsible for providing independent, objective oversight of both of these processes.

         The Audit Committee has reviewed and discussed the audited financial statements for the year ended August 31, 2004 with management of the Company and with representatives of KPMG. As a result of these discussions, the Audit Committee believes that the Company maintains an effective system of accounting controls that allow it to prepare financial statements that fairly present the Company's financial position and results of its operations. Our discussions with KPMG also included the matters required by Statement on Auditing Standard No. 61 (Communications with Audit Committees).

         In addition, the Audit Committee reviewed the independence of KPMG. We have discussed KPMG's independence with them and have received written disclosures and a letter from KPMG regarding their independence as required by Independence Standards Board Standards No. 1.

         Based on the foregoing, the Audit Committee has recommended to the full board of directors that the audited financial statements of the Company for the year ended August 31, 2004 be included in the Company's annual report on Form 10-K to be filed with the Securities and Exchange Commission.

                                        William F. Welsh II, Chairman
                                        Michael N. Christodolou
                                        J. David McIntosh
                                        Michael C. Nahl

                             STOCK PERFORMANCE GRAPH

         This stock performance graph is not deemed to be "soliciting material" or "filed" with the Securities and Exchange Commission (the "SEC") or subject to the SEC's proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (the "1934 Act"), and this stock performance graph shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933 or the 1934 Act.

         The following stock performance graph is a comparison of the Cumulative Total Return on the Company's Common Stock over the five-year period ending August 31, 2004, with the Cumulative Total Return on the S&P Smallcap 600 Index and the S&P Construction, Farm Machinery and Heavy Truck Index.

                                  (LINE CHART)


SOURCE: BLOOMBERG                       BASE YEAR = 100: 8/31/99

                COMPANY NAME                      AUG-99      AUG-00      AUG-01     AUG-02      AUG-03      AUG-04
                ------------                      ------      ------      ------     ------      ------      ------
LINDSAY MANUFACTURING CO                          100.00      107.42      112.05     129.81      132.85      151.31

S&P SMALLCAP 600 INDEX                            100.00      128.19      128.90     116.62      143.08      164.36

S&P CONSTRUCTION, FARM MACHINERY
AND HEAVY TRUCK INDEX                             100.00       72.03       71.54      77.97      106.80      148.94

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

         KPMG LLP, the Company's independent auditor since 2001, has been appointed by the Audit Committee as the independent auditor for the Company and its subsidiaries for the fiscal year ending August 31, 2005. This appointment is being presented to the stockholders for ratification. The ratification of the appointment of the independent auditor requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote. Abstentions will have the same effect as a vote against ratification. Broker nonvotes will not be considered shares entitled to vote with respect to ratification of the appointment and will not be counted as votes for or against the ratification.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING AUGUST 31, 2005.

         Representatives of KPMG LLP are expected to be present at the Annual Meeting and will be provided an opportunity to make a statement and to respond to appropriate inquiries from stockholders.

ACCOUNTING FEES AND SERVICES

         The following table sets forth the aggregate fees for professional services rendered by KPMG for each of the last two fiscal years:

                  CATEGORY OF FEE           FISCAL 2004      FISCAL 2003
                  ---------------           -----------      -----------
                  AUDIT FEES                  $185,000         $174,000
                  AUDIT-RELATED FEES (1)      $35,000          $29,000
                  TAX FEES (2)                $60,000          $41,000
                  ALL OTHER FEES                 $0             $5,000

         (1) Audit-related fees were for audits of the Company's employee benefit plans, financial due diligence of acquisition targets, internal control reviews related to Sarbanes-Oxley and other accounting compliance research.

         (2) Tax fees were for tax compliance and advice, including tax issues related to certain compensation arrangements with the Company's foreign employees.

         As provided in the Audit Committee Charter, the Audit Committee in fiscal 2004 implemented pre-approval policies and procedures consistent with the rules adopted by the Securities and Exchange Commission. Approximately 10% ($6,000) of the total 2004 Tax Fees were approved by the Audit Committee pursuant to the de minimis exception to the SEC's pre-approval requirement. The Audit Committee has determined that the services listed above do not adversely affect KPMG's independence in providing audit services.

                       SUBMISSION OF STOCKHOLDER PROPOSALS

         Stockholder proposals submitted for presentation at the Annual Meeting must be received by the Secretary of the Company at its home office no later than January 10, 2005. Such proposals must set forth (i) a brief description of the business desired to be brought before the annual meeting and the reason for conducting such business at the annual meeting, (ii) the name and address of the stockholder proposing such business, (iii) the class and number of shares of the Company's Common Stock beneficially owned by such stockholder and (iv) any material interest of such stockholder in such business. Nominations for directors may be submitted by stockholders by delivery of such nominations in writing to the Secretary of the Company by January 16, 2005. Only stockholders of record as of December 29, 2004 are entitled to bring business before the Annual Meeting or make nominations for directors.

         In order to be included in the Company's proxy statement and form of proxy relating to its next annual meeting, stockholder proposals must be submitted by September 8, 2005 to the Secretary of the Company at its principal executive offices. The inclusion of any such proposal in such proxy material shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

                                  OTHER MATTERS

         Management does not intend to bring before the Annual Meeting any matters other than those disclosed in the Notice of Annual Meeting of Stockholders, and it does not know of any business which persons, other than the management, intend to present at the meeting. The enclosed proxy for the Annual Meeting confers discretionary authority on the Board of Directors to vote on any matter properly presented for consideration at the Annual Meeting if the Company did not receive written notice of the matter on or before November 11, 2004.

         The Company will bear the cost of soliciting proxies. To the extent necessary, proxies may be solicited by directors, officers and employees of the Company in person, by telephone or through other forms of communication, but such persons will not receive any additional compensation for such solicitation. The Company will reimburse brokerage firms, banks and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company's shares. In addition to solicitation by mail, the Company will supply banks, brokers, dealers and other custodian nominees and fiduciaries with proxy materials to enable them to send a copy of such materials by mail to each beneficial owner of shares of the Company's Common Stock which they hold of record and will, upon request, reimburse them for their reasonable expenses in so doing.

         Stockholders may communicate with the Chairman of the Board of Directors, the Chairman of the Audit, Compensation or Corporate Governance and Nominating Committee, or any individual Director by sending a letter to the attention of the appropriate person (which may be marked as confidential) addressed to the Secretary of the Company. All communications received by the Secretary will be forwarded to the appropriate Board member. In addition, it is the policy of the Board of Directors that the Company's Directors shall attend, and will generally be available to discuss stockholder concerns at, the Annual Meeting of Stockholders, whenever possible. All Board members attended last year's annual meeting.

         The Company's Annual Report, including the Form 10-K and financial statements filed by the Company with the Securities and Exchange Commission, is being mailed, together with this Proxy Statement, to all stockholders entitled to vote at the Annual Meeting. The Company has incorporated portions of its Annual Report into this Proxy Statement as indicated herein. However, the Annual Report is not to be considered part of this proxy solicitation material.

                                         By Order of the Board of Directors

                                         /s/ Bruce C. Karsk
                                         ------------------------------------
                                         Bruce C. Karsk, Secretary

                                         Omaha, Nebraska
                                         December 29, 2004

                            LINDSAY MANUFACTURING CO.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF LINDSAY MANUFACTURING CO. FOR USE ONLY AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 9, 2005 AND AT ANY ADJOURNMENT THEREOF.

         The undersigned hereby authorizes the Board of Directors of Lindsay Manufacturing Co. (the "Company"), or any successors in their respective positions, as proxy, with full powers of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Company's corporate office, 2707 North 108th Street, Suite 102, Omaha, Nebraska, on Wednesday, February 9, 2005, at 8:30 a.m., Central Standard Time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, in accordance with the instructions below and on the reverse hereof.

         This proxy is revocable and the undersigned may revoke it at any time prior to the Annual Meeting by giving written notice of such revocation to the Secretary of the Company. Should the undersigned be present and want to vote in person at the Annual Meeting or at any adjournment thereof, the undersigned may revoke this proxy by giving written notice of such revocation to the Secretary of the Company on a form provided at the meeting. The undersigned hereby acknowledges receipt of a Notice of Annual Meeting of Stockholders of the Company called for February 9, 2005, the Proxy Statement for the Annual Meeting and the Company's 2004 Annual Report to Stockholders prior to the signing of this proxy.

               (continued and to be signed on the reverse hereof)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF THE BOARD OF DIRECTORS' NOMINEES FOR DIRECTOR AND FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG AS THE INDEPENDENT AUDITOR.


1. ELECTION OF DIRECTOR.    Michael N. Christodolou   [ ]  FOR the           [ ]   WITHHOLD
                                                           nominee listed at       AUTHORITY to vote
                                                           left for term to        for the nominee
                                                           expire in 2008          listed at left

                            J. David McIntosh         [ ]  FOR the           [ ]   WITHHOLD
                                                           nominee listed at       AUTHORITY to vote
                                                           left for term to        for the nominee
                                                           expire in 2008          listed at left

2. AUDITOR. Ratification of the appointment of        [ ]  For       [ ]  Against  [ ]  Abstain
   KPMG LLP as the independent auditor for the fiscal year
   ending August 31, 2005.

3. To vote, in its discretion, upon any other business that may properly come before the Annual Meeting or any adjournment thereof which management did not have written notice of on November 11, 2004.

Address Change?  Mark Box [ ]  indicate changes below:

                                    Date _______________________________________

                                    --------------------------------------------


                                    --------------------------------------------

                                    Signature(s) in Box

                                    Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

                                    PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                                    CARD PROMPTLY USING THE ENCLOSED ENVELOPE.